                                 EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021
BUFFALO, NY, January 28, 2021 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2021 third quarter, which ended December 31, 2020.
Third Quarter Highlights
•Evolution of strategy and Columbus McKinnon Business System (CMBS) delivered solid operating results
•Revenue of $166.5 million was up 5.5% compared with the trailing second quarter
•Operating income was $10.4 million with adjusted operating income1 of $11.2 million
•Strong cash generation of $25.0 million provided by operating activities; Free cash flow of $21.9 million2
•Backlog grew to $152.4 million, up 22% over prior-year period and 4% sequentially
•Pivoting to growth with focus on organic initiatives and acquisition pipeline
David Wilson, President and CEO of Columbus McKinnon, commented, “We delivered solid results in adverse conditions with revenue exceeding our expectations. Of note, our ability to generate cash was demonstrated with free cash flow2 of $22 million. We are excited about what the future holds even as we continue to operate in a less than ideal external environment. We are optimistic that growth will accelerate in fiscal 2022 as demand improves and channel partners replenish inventories. Given current macroeconomic forecasts, we expect to return to more normalized revenue levels by this time next year. In the meantime, we are consistently strengthening our earnings power by driving operational excellence with tools such as 80/20. In fact, we have realized $9 million in contributions to operating income from these efforts this fiscal year.”

1 Adjusted operating income is a non-GAAP measure. See the accompanying discussion and reconciliation table in this release regarding adjusted operating income.
2 Free cash flow is a non-GAAP measure defined as cash from operations less capital expenditures. See the accompanying discussion and reconciliation found in the Additional Data table in this release.

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
He continued, “Even as we have been navigating this complex environment, we are evolving our strategy, now defined as Blueprint for Growth 2.0. The Core Growth Framework we are creating is underpinned by the advancement of CMBS, which develops core competencies and enables us to scale. Our organic growth initiatives, which include improvements in customer experience, new product development, and channel expansion, are centered on our customers’ requirements for continuous improvement in productivity, safety and uptime. We are realizing success with our product launches and believe we are enhancing our competitive position in our markets. We are also actively working our acquisition pipeline and see the potential to expand our reach into growth markets by building on our expertise in intelligent motion for material handling.”
Third Quarter Fiscal 2021 Sales

($ in millions)	Q3 FY 21	Q3 FY 20	Change	% Change
Net sales	$166.5	$199.4	$(32.9)	(16.5)%

U.S. sales	$87.6	$108.4	$(20.8)	(19.2)%
% of total	53%	54%
Non-U.S. sales	$78.9	$91.0	$(12.1)	(13.3)%
% of total	47%	46%
Compared with the prior-year period, lower volume reflects the global economic impact of the COVID-19 pandemic. A 0.8% price improvement in the U.S. modestly helped to offset volume declines. Outside the U.S., a $3.0 million, or 3.3%, positive impact from foreign currency translation and price improvement of 1.1% partially offset lower volumes.
Compared with the trailing second quarter, sales improved 5.5% with short cycle sales up 5.6% and project sales up 5.5%.
Third Quarter Fiscal 2021 Operating Results

($ in millions)	Q3 FY 21	Q3 FY 20	Change	% Change
Gross profit	$55.3	$67.9	$(12.6)	(18.5)%
Gross margin	33.2%	34.0%	(80) bps
Income from operations	$10.4	$20.9	$(10.4)	(50.0)%
Operating margin	6.3%	10.5%	(420) bps
Adjusted income from operations*	$11.2	$23.1	$(12.0)	(51.8)%
Adjusted operating margin*	6.7%	11.6%	(490) bps
Net income (loss)	$6.6	$15.3	$(8.7)	(56.8)%
Diluted EPS	$0.27	$0.63	$(0.36)	(57.1)%
Net income margin	4.0%	7.6%	(360) bps
Adjusted EBITDA*	$18.1	$30.4	$(12.2)	(40.3)%
Adjusted EBITDA margin*	10.9%	15.2%	(430) bps
*Adjusted operating income, adjusted operating margin as well as adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income and adjusted operating margin as well as a reconciliation of adjusted EBITDA to GAAP net income (loss).
Fourth Quarter Fiscal 2021 Outlook
The Company expects fourth quarter fiscal 2021 sales to be within a range of approximately $175 million to $180 million at current exchange rates.

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
Mr. Wilson concluded, “We are encouraged by early indications of an improving landscape and energized with the evolution of our strategy. We have many strengths to leverage as we shift our strategic lens to be more outside-in focused. Importantly, we have identified that there is significant potential to strengthen, grow, expand and even to reimagine our core. We look forward to providing an update on Blueprint for Growth 2.0 in the first quarter of fiscal 2022.”
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at https://investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 13714791. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, February 4, 2021. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of Covid-19 and the Company’s efforts to reduce costs, maintain liquidity and generate cash in the current pandemic, the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s Operational Excellence initiatives to drive profitability, the Company’s ability to grow market share, the ability to achieve revenue expectations, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	December 31, 2020	December 31, 2019	Change
Net sales	$166,547	$199,355	(16.5)%
Cost of products sold	111,232	131,483	(15.4)%
Gross profit	55,315	67,872	(18.5)%
Gross profit margin	33.2%	34.0%
Selling expenses	18,829	23,169	(18.7)%
% of net sales	11.3%	11.6%
General and administrative expenses	19,859	17,960	10.6%
% of net sales	11.9%	9.0%
Research and development expenses	3,038	2,628	15.6%
% of net sales	1.8%	1.3%
Amortization of intangibles	3,142	3,229	(2.7)%
Income from operations	10,447	20,886	(50.0)%
Operating margin	6.3%	10.5%
Interest and debt expense	2,986	3,423	(12.8)%
Investment (income) loss	(495)	(408)	21.3%
Foreign currency exchange (gain) loss	602	188	220.2%
Other (income) expense, net	144	199	(27.6)%
Income (loss) before income tax expense (benefit)	7,210	17,484	(58.8)%
Income tax expense (benefit)	616	2,234	(72.4)%
Net income (loss)	$6,594	$15,250	(56.8)%

Average basic shares outstanding	23,928	23,679	1.1%
Basic income (loss) per share	$0.28	$0.64	(56.3)%

Average diluted shares outstanding	24,201	24,031	0.7%
Diluted income (loss) per share	$0.27	$0.63	(57.1)%

Dividends declared per common share	$0.06	$0.06

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Nine Months Ended
	December 31, 2020	December 31, 2019	Change
Net sales	$463,407	$619,676	(25.2)%
Cost of products sold	307,270	402,699	(23.7)%
Gross profit	156,137	216,977	(28.0)%
Gross profit margin	33.7%	35.0%
Selling expenses	56,087	68,801	(18.5)%
% of net sales	12.1%	11.1%
General and administrative expenses	53,842	56,713	(5.1)%
% of net sales	11.6%	9.2%
Research and development expenses	8,703	8,419	3.4%
% of net sales	1.9%	1.4%
Loss on sales of businesses	—	176	NM
Amortization of intangibles	9,449	9,708	(2.7)%
Income from operations	28,056	73,160	(61.7)%
Operating margin	6.1%	11.8%
Interest and debt expense	9,192	11,034	(16.7)%
Investment (income) loss	(1,429)	(939)	52.2%
Foreign currency exchange (gain) loss	1,083	(518)	NM
Other (income) expense, net	20,081	618	3,149.4%
Income (loss) before income tax expense (benefit)	(871)	62,965	NM
Income tax expense (benefit)	(392)	12,537	NM
Net income (loss)	$(479)	$50,428	NM

Average basic shares outstanding	23,871	23,581	1.2%
Basic income (loss) per share	$(0.02)	$2.14	NM

Average diluted shares outstanding	23,871	23,925	(0.2)%
Diluted income (loss) per share	$(0.02)	$2.11	NM

Dividends declared per common share	$0.12	$0.12

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2020	March 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$187,626	$114,450
Trade accounts receivable	94,177	123,743
Inventories	113,446	127,373
Prepaid expenses and other	18,850	17,180
Total current assets	414,099	382,746

Property, plant, and equipment, net	72,304	79,473
Goodwill	338,995	319,679
Other intangibles, net	221,741	217,962
Marketable securities	7,925	7,322
Deferred taxes on income	27,777	26,281
Other assets	64,545	59,809
Total assets	$1,147,386	$1,093,272

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$49,576	$57,289
Accrued liabilities	90,086	93,585
Current portion of long-term debt	4,450	4,450
Total current liabilities	144,112	155,324

Term loan and revolving credit facility	245,092	246,856
Other non-current liabilities	260,858	227,507
Total liabilities	650,062	629,687

Shareholders’ equity:
Common stock	240	238
Additional paid-in capital	293,869	287,256
Retained earnings	287,095	290,441
Accumulated other comprehensive loss	(83,880)	(114,350)
Total shareholders’ equity	497,324	463,585
Total liabilities and shareholders’ equity	$1,147,386	$1,093,272

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Nine Months Ended
	December 31, 2020	December 31, 2019
Operating activities:
Net income (loss)	$(479)	$50,428
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	21,203	21,991
Deferred income taxes and related valuation allowance	(7,344)	1,247
Net loss (gain) on sale of real estate, investments, and other	(1,262)	(602)
Stock based compensation	5,840	3,510
Amortization of deferred financing costs	1,986	1,782
Loss on sales of businesses	—	176
Non-cash pension settlement expense	18,933	—
Gain on sale of building	(2,638)	—
Non-cash lease expense	5,721	6,136
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	34,254	3,989
Inventories	20,786	10,870
Prepaid expenses and other	(1,564)	(3,224)
Other assets	545	726
Trade accounts payable	(8,764)	(3,013)
Accrued liabilities	(9,922)	(11,458)
Non-current liabilities	(5,347)	(12,306)
Net cash provided by (used for) operating activities	71,948	70,252

Investing activities:
Proceeds from sales of marketable securities	4,231	4,908
Purchases of marketable securities	(4,067)	(4,961)
Capital expenditures	(5,904)	(6,761)
Proceeds from sale of building, net of transaction costs	5,453	—
Proceeds from insurance reimbursement	100	—
Dividend received from equity method investment	587	—
Proceeds from sale of fixed assets	446	51
Net (payments) proceeds from sales of businesses	—	(214)
Net cash provided by (used for) investing activities	846	(6,977)

Financing activities:
Proceeds from issuance of common stock	1,828	4,457
Borrowings under line-of-credit agreements	25,000	—
Payments under line-of-credit agreements	(25,000)	—
Repayment of debt	(3,338)	(50,000)
Fees paid for revolver extension	(826)	—
Payment of dividends	(4,294)	(4,245)
Other	(1,050)	(643)
Net cash provided by (used for) financing activities	(7,680)	(50,431)

Effect of exchange rate changes on cash	8,062	77

Net change in cash and cash equivalents	73,176	12,921
Cash, cash equivalents, and restricted cash at beginning of year	114,700	71,343
Cash, cash equivalents, and restricted cash at end of period	$187,876	$84,264

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
COLUMBUS McKINNON CORPORATION
Q3 FY 2021 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2020 Sales	$199.4		$619.7
Volume	(37.8)	(19.0)%	(166.3)	(26.8)%
Pricing	1.9	1.0%	6.7	1.1%
Foreign currency translation	3.0	1.5%	3.3	0.5%
Total change	$(32.9)	(16.5)%	$(156.3)	(25.2)%
Fiscal 2021 Sales	$166.5		$463.4

COLUMBUS McKINNON CORPORATION
Q3 FY 2021 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2020 Gross Profit	$67.9	$217.0
Pricing, net of material cost inflation	1.9	6.6
Gain on sale of building	—	2.2
Tariffs	0.2	1.6
Foreign currency translation	1.1	1.3
Product liability	(0.1)	(0.1)
Business realignment costs	(0.1)	(0.3)
Insurance settlement	(0.1)	(0.4)
Factory closures	0.4	(1.2)
Productivity, net of other cost changes	(3.1)	(11.4)
Sales volume and mix	(12.8)	(59.2)
Total change	$(12.6)	$(60.9)
Fiscal 2021 Gross Profit	$55.3	$156.1

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 21	63	64	61	63	251

FY 20	63	63	61	64	251

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	December 31, 2020		September 30, 2020		March 31, 2020		December 31, 2019
($ in millions)
Backlog	$152.4		$146.6		$131.0		$125.3
Long-term backlog
Expected to ship beyond 3 months	$62.1		$60.8		$49.1		$51.3
Long-term backlog as % of total backlog	40.7%		41.5%		37.5%		40.9%

Trade accounts receivable
Days sales outstanding	51.5	days	53.4	days	59.4	days	57.2	days

Inventory turns per year
(based on cost of products sold)	3.9	turns	3.6	turns	3.9	turns	3.9	turns
Days' inventory	93.1	days	100.5	days	94.3	days	94.0	days

Trade accounts payable
Days payables outstanding	40.6	days	33.7	days	42.3	days	32.1	days

Working capital as a % of sales (1)	13.3%		14.1%		14.5%		16.5%

Net cash provided by (used for) operating activities	$25.0		$37.4		$36.5		$32.4
Capital expenditures	$3.1		$1.7		$2.7		$1.9
Free cash flow (2)	$21.9		$35.7		$33.9		$30.5

Debt to total capitalization percentage	33.4%		36.4%		35.2%		34.2%

Debt, net of cash, to net total capitalization	11.1%		15.6%		22.8%		25.7%
(1) December 31, 2019 figure excludes Crane Equipment & Service, Inc. (CES) and Stahlhammer Bommern GmbH (STB), each of which were divested on February 28, 2019.
(2) Free cash flow is defined as cash from operations less capital expenditures. Free cash flow is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow, is important for investors and other readers of the Company’s financial statements.
Components may not add due to rounding.

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
GAAP gross profit	$55,315	$67,872	$156,137	$216,977
Add back (deduct):
Factory closures	250	696	2,671	1,451
Business realignment costs	237	123	566	263
Insurance settlement	—	(77)	—	(367)
Gain on sale of building	—	—	(2,189)	—
Non-GAAP adjusted gross profit	$55,802	$68,614	$157,185	$218,324

Sales	$166,547	$199,355	$463,407	$619,676
Gross margin - GAAP	33.2%	34.0%	33.7%	35.0%
Adjusted gross margin - Non-GAAP	33.5%	34.4%	33.9%	35.2%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
GAAP income from operations	$10,447	$20,886	$28,056	$73,160
Add back (deduct):
Factory closures	469	1,592	3,472	3,089
Business realignment costs	237	662	1,058	1,075
Insurance recovery legal costs	—	66	229	425
Loss on sales of businesses	—	—	—	176
Insurance settlement	—	(77)	—	(367)
Gain on sale of building	—	—	(2,638)	—
Non-GAAP adjusted income from operations	$11,153	$23,129	$30,177	$77,558

Sales	$166,547	$199,355	$463,407	$619,676
Operating margin - GAAP	6.3%	10.5%	6.1%	11.8%
Adjusted operating margin - Non-GAAP	6.7%	11.6%	6.5%	12.5%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
GAAP net income (loss)	$6,594	$15,250	$(479)	$50,428
Add back (deduct):
Non-cash pension settlement expense	—	—	19,046	—
Factory closures	469	1,592	3,472	3,089
Business realignment costs	237	662	1,058	1,075
Insurance recovery legal costs	—	66	229	425
Loss on sales of businesses	—	—	—	176
Insurance settlement	—	(77)	—	(367)
Gain on sale of building	—	—	(2,638)	—
Normalize tax rate to 22% (1)	(1,126)	(2,106)	(4,857)	(2,283)
Non-GAAP adjusted net income	$6,174	$15,387	$15,831	$52,543

Average diluted shares outstanding	24,201	24,031	24,088	23,925

Diluted income (loss) per share - GAAP	$0.27	$0.63	$(0.02)	$2.11

Diluted income per share - Non-GAAP	$0.26	$0.64	$0.66	$2.20
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Reports Financial Results for Third Quarter Fiscal Year 2021

January 28, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
GAAP net income (loss)	$6,594	$15,250	$(479)	$50,428
Add back (deduct):
Income tax expense (benefit)	616	2,234	(392)	12,537
Interest and debt expense	2,986	3,423	9,192	11,034
Investment (income) loss	(495)	(408)	(1,429)	(939)
Foreign currency exchange (gain) loss	602	188	1,083	(518)
Other (income) expense, net	144	199	20,081	618
Depreciation and amortization expense	6,993	7,244	21,203	21,991
Factory closures	469	1,592	3,472	3,089
Business realignment costs	237	662	1,058	1,075
Insurance recovery legal costs	—	66	229	425
Loss on sales of businesses	—	—	—	176
Insurance settlement	—	(77)	—	(367)
Gain on sale of building	—	—	(2,638)	—
Non-GAAP adjusted EBITDA	$18,146	$30,373	$51,380	$99,549

Sales	$166,547	$199,355	$463,407	$619,676
Net income (loss) margin - GAAP	4.0%	7.6%	(0.1)%	8.1%
Adjusted EBITDA margin - Non-GAAP	10.9%	15.2%	11.1%	16.1%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.